UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 15, 2016

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2030 DOW CENTER, MIDLAND, MICHIGAN 48674

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 989-636-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 15, 2016, the Board of Directors (the “Board”) of The Dow Chemical Company (the “Company”) approved amendments to the Company’s Bylaws and readopted them in full (as amended, the “Bylaws”) to implement proxy access and make related changes to the advance notice provision.

Revised Section 2.9 and new Section 2.10 of the Bylaws implement proxy access and permit an eligible stockholder, or a group of up to 20 eligible stockholders and beneficial owners, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the number of the Company’s directors then serving, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

The amendments to the Bylaws also include clarifications, updates and conforming revisions to the advance notice provisions in Section 2.9, including a revision to the period for delivering notice to the Company of nominations and proposals intended to be presented by stockholders and the information to be included in the notice. The amendments to the Bylaws provide that the amendment to Section 2.9(a)(ii) revising the period for advance notice of business or nominations to be presented at an annual meeting of stockholders, is effective following the Company’s 2017 annual meeting of stockholders, so that the notice period with respect to the Company’s 2017 annual meeting of stockholders remains as set forth in the 2016 proxy statement.

The above description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws filed as Exhibit 3(ii) to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description

3(ii)	Bylaws of The Dow Chemical Company, as amended effective December 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        THE DOW CHEMICAL COMPANY

Registrant

Date: December 16, 2016

/s/ AMY E. WILSON
Amy E. Wilson
Corporate Secretary and Assistant General Counsel